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                            DYNACRAFT GOLF PRODUCTS, INC.

                      Subsidiaries of the Small Business Issuer


NAME OF SUBSIDIARY           INCORPORATED IN          DOING BUSINESS AS NAME
------------------           ---------------          ----------------------

Pal Joey Custom Golf Inc. (A)          Ohio           Pal Joey and Pal Joey Pro
                                                      Shop

Dynacraft Real Estate Holding Inc. (B) Ohio           Dynacraft Real Estate
                                                      Holding Inc.

Diamond Golf International Limited (C) Great Britain  Diamond Golf
                                                      International (also)
                                                      Diamond/Dynacraft and
                                                      next year
                                                      Diamond Europe


(A) 100% owed by Dynacraft Golf Products, Inc.

(B) 100% owed by Pal Joey Custom Golf, Inc.


(C) 51% owed by Dynacraft Golf Products, Inc.